EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
     The undersigned hereby certifies that the amendment to the Annual Report on Form 10-K/A-1 of Breeze-Eastern Corporation (the Company) for the annual period ended March 31, 2008, filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2008	/s/ Robert L.G. White Robert L.G. White,
President & Chief Executive Officer

Date: September 10, 2008	/s/ Joseph F. Spanier Joseph F. Spanier,
Chief Financial Officer